CONGAREE BANCSHARES, INC.

Exhibit 32 Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned each certify that to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 10, 2015	By:	/s/ Charles A. Kirby
Charles A. Kirby
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 10, 2015	By:	/s/ Charlie T. Lovering
Charlie T. Lovering
Chief Financial Officer and Executive Vice President
(Principal Financial and Accounting Officer)